UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 20, 2012

Date of Report

(Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 20, 2012, the Company filed a letter with the Securities and Exchange Commission (the “Commission”) requesting withdrawal of the Registration Statement on Form S-1 (the “Registration Statement”) that it had filed with the Commission on March 1, 2012. The Company had filed the Registration Statement in accordance with the terms of a Securities Purchase Agreement entered into by the Company on December 30, 2011. The withdrawal request will be deemed granted as of June 20, 2012 unless, within fifteen days after such date, the Company receives a notice from the Commission that this request will not be granted.

The Company is withdrawing the Registration Statement because, after discussions with the Commission’s staff, it determined that the transactions as structured in the Securities Purchase Agreement could not be implemented. Accordingly, the Company will not be proceeding with the financing under the Securities Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2012

ELITE PHARMACEUTICALS, INC.

By:	/s/ Chris Dick
Chris Dick, President &
Chief Operating Officer